                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Kellogg, Jay H. Baker, John F. Herma and R. Lawrence Montgomery, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.


        Signature                         Title                        Date
        ---------                         -----                        ----

/s/ William S. Kellogg       Chairman, Chief Executive Officer    March 31, 1997
-------------------------    (Principal Executive Officer) and
William S. Kellogg           Director

/s/ Jay H. Baker             President and Director               March 31, 1997
-------------------------
Jay H. Baker

/s/ John F. Herma            Chief Operating Officer and          March 31, 1997
-------------------------    Director
John F. Herma

/s/ R. Lawrence Montgomery   Vice Chairman and Director           March 31, 1997
-------------------------
R. Lawrence Montgomery

/s/ Arlene Meier             Senior Vice President and Chief      March 31, 1997
-------------------------    Financial Officer (Principal
Arlene Meier                 Financial and Accounting Officer)

/s/ Frank V. Sica            Director                             March 31, 1997
-------------------------
Frank V. Sica

/s/ Herbert Simon            Director                             March 20, 1997
-------------------------
Herbert Simon

/s/ Peter M. Sommerhauser    Director                             March 31, 1997
-------------------------
Peter M. Sommerhauser

/s/ R. Elton White           Director                             March 31, 1997
-------------------------
R. Elton White